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                                                                    EXHIBIT 10.7

                     AMENDMENT TO THE IMCO RECYCLING INC.
                           ANNUAL INCENTIVE PROGRAM
(As previously amended February 25, 1997, April 1, 1997, May 13, 1997, May 13,
                   1998, October 20, 1999 and May 10, 2000)


     This Amendment (the "Amendment") to the IMCO Recycling Inc. Annual Incentive Program, as previously amended February 25, 1997, April 1, 1997, May 13, 1997, May 13, 1998, October 20, 1999 and May 10, 2000 (the "Plan"), is
hereby made, effective as of the 12th day of February, 2001. Except as expressly amended or modified by this Amendment, the terms of the Plan are hereby ratified and confirmed and shall remain in full force and effect for all purposes. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Plan.

                                   AMENDMENT
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1.   The following defined terms are hereby added to Article I of the Plan, to appear in alphabetical order:

     "Annual Meeting Date" has the meaning assigned to it in Section 9.3.

     "Annual Retainer" has the meaning assigned to it in Section 9.1.

     "Election" has the meaning assigned to it in Section 9.2.

     "Election Portion" has the meaning assigned to it in Section 9.2.

     "Stock Portion" has the meaning assigned to it in Section 9.2.

2. The defined terms "Average Fair Market Value," "Retainer Shares" and "Stock Award Date" are hereby deleted in their entirety from Article I of the Plan.

3. Article IX of the Plan is hereby repealed in its entirety and a new Article IX is adopted to read as follows:

                                  "ARTICLE IX
                          NON-EMPLOYEE DIRECTOR FEES

          9.1 ANNUAL RETAINER. Each non-employee director of the Company shall be entitled to an annual retainer in an amount as determined from time to time by the Board, which amount may be amended at any time and from time to time at the discretion of the Board, payable in quarterly installments in accordance with this Article IX (an "Annual Retainer").

          9.2 PAYMENT OF ANNUAL RETAINER. Each individual serving as a non-employee director as of the close of business on the date of the annual
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     meeting of the stockholders of the Company (the "Annual Meeting Date")
     shall be entitled to be paid an Annual Retainer determined as follows:

               (i) one-half (1/2) of the Annual Retainer payable in shares of Common Stock (the "Stock Portion"); and

               (ii) one-half (1/2) of the Annual Retainer payable in either cash or shares of Common Stock as designated by the non-employee director's Election (as defined herein) (the "Election Portion").

          9.3 ELECTION. On each Annual Meeting Date, each incumbent non-employee director shall elect and designate (each, an "Election") to receive his Election Portion to be paid to him in either cash or in shares of Common Stock over the next twelve (12) months. The Election Portion, as well as the Stock Portion, will be paid in four equal installments, with each installment being payable on or before that date which is fifteen (15) days after the last day of each fiscal quarter of the Company succeeding such Annual Meeting Date, until the date of the next Annual Meeting of Stockholders. The number of shares to be issued in an installment shall be determined by dividing (i) an amount expressed in U.S. dollars equal to one-fourth (1/4) or one-eighth (1/8) of the Annual Retainer (depending on whether the Election Portion is payable in cash or stock), by (ii) the Fair Market Value per share of Common Stock as of the close of business on the last day of such fiscal quarter. Upon the issuance of stock certificates representing shares of Common Stock, the non-employee director shall become a stockholder of the Company with respect to such shares of Common Stock and shall be entitled to own and vote such shares in accordance with the Certificate of Incorporation and Bylaws of the Company, each as amended.

          9.4 NEWLY-ELECTED OR NEWLY-APPOINTED DIRECTORS; DIRECTORS AS OF JANUARY 1, 2001. If a non-employee director is elected or appointed to the Board on any date which is not an Annual Meeting Date, such new non-employee director shall make his Election within ten (10) days of his becoming a member of the Board. Additionally, each non-employee director of the Company who is serving as a director as of January 1, 2001, shall be entitled to make an Election within ten (10) business days of his receipt of notification to do so by the Board.

          9.5 PRORATION. If deemed appropriate, the Committee in its sole discretion may prorate the Annual Retainer amount for any non-employee director by any method that the Committee or Board deems fair and equitable under the circumstances.

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          9.6  FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued to any non-employee director hereunder and any fraction of a share resulting from the payment of any Annual Retainer shall be paid in cash."


     IN WITNESS WHEREOF, the Board of Directors of IMCO Recycling Inc., a Delaware corporation, has caused this Amendment to the Plan to be adopted effective as of the date first written above and has instructed the officer indicated below to sign same for and on behalf of such corporation.

                                   IMCO RECYCLING INC.


                                   By:___________________________
                                        Paul V. Dufour
                                        Executive Vice President

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